Exhibit 99.1

Modiv Industrial Announces Release Date for Third Quarter 2024 Results
Provides Business Update

DENVER, CO, October 17, 2024--Modiv Industrial, Inc. (“Modiv” or the “Company”) (NYSE:MDV), the only public REIT exclusively focused on acquiring industrial manufacturing real estate properties, today announced that it will report third quarter 2024 financial results for the quarter ended September 30, 2024 before the market opens on Wednesday, November 6, 2024. Management will host a conference call the same day at 11:00 a.m. Eastern Time to discuss the results.

Live conference call: 1-877-407-0789 or 1-201-689-8562 at 11:00 a.m. Eastern Time, Wednesday, November 6th.

Webcast: To listen to the webcast, either live or archived, use this link
https://viavid.webcasts.com/starthere.jsp?ei=1693498&tp_key=a423007083 or visit the investor relations page of Modiv’s website at www.modiv.com.

The following is a statement from Aaron Halfacre, CEO of Modiv Industrial:

“A little over ten years ago I was hired as the Chief Investment Officer of a publicly traded student housing REIT. For those who know, you know, but suffice it to say I stepped into a FUBAR situation due to a half-completed merger and an onerous joint venture arrangement. The founding CEO of that company had entered those arrangements full of optimism as he had become seemingly addicted to the insatiable demand for growth capital. We have all heard the story of a growth-hungry CEO who, fixated on the belief that bigger is better, enters an overly complex and sensationally usurious joint venture arrangement where the best-case scenario is shareholder dilution and the worst-case results in the REIT overdosing on a poorly structured deal. In the case of that student housing REIT, it ultimately ended up delisting in a take private transaction, salvaging the remaining equity value, to that same joint venture partner. Mind you, this isn’t a missive about bad private equity partners, or loathsome joint venture arrangements for that matter, but it is a lesson in knowing that all things come with a cost and that cost can be exacerbated by cognitive biases – particularly overt optimism in lieu of thoughtful risk management.

Joint venture arrangements take many flavors but are typically complex both for REITs and public REIT investors – and investors have long told REIT management they don’t really like them that much. Typically, the JV jitters that cause public REIT investors to develop a nervous twitch are those of the private equity ilk, as opposed to the lower cost pension plan varieties witnessed during the dawn of the ‘modern REIT era’. It is important to know the dangers of anything you ingest, even if there also may be benefits. With JVs you must be careful and smart. If you can, then you reach new highs. If you can’t, then you may face painful investor withdrawal. To play on the words of Rick James, ‘JVs are a hell of a drug.’

As most of you know, for the entire year I have been yarning about battleships as a metaphor for JVs and most recently was focused on a particular battleship located alongside the ‘shore of Miami’. Alas, I may never be able to fully explain the nautically themed enigma given that we have decided not to enter our first port of call. Before I dig into the details, I wish to personally thank the team on the other side of the negotiations for that deal for their patience and effort as we tried to hammer out a rare win-win joint venture. It was a gritty journey, starting all the way back in 2022, but at the end of the day it is my job as CEO to make sure we don’t enter any arrangement that creates unnecessary risk exposure. In this case, avoiding risk also means foregoing a titillating headline. What will not be forsaken, however, is our disciplined grind to maximize shareholder value. Before I get back to the grindstone, please allow me to provide a bit more context.

This particular ‘battleship’ consisted of over 20 manufacturing properties located throughout the eastern part of the United States. The industry mix was diverse, and all the tenants were manufacturing durable, essential products. We had negotiated a nine-figure purchase price at a cap rate that was accretive to Modiv and positive to the current private equity owner. Further, we had negotiated a joint venture arrangement whereby Modiv would have acquired slightly less than half the equity in the portfolio on day one for a mix of cash and common stock (as mentioned previously, at an attractive share price). We intended to acquire the remainder of the portfolio’s equity, and to retire its in-place debt, after recycling a small handful of non-manufacturing properties in our existing portfolio via a ROFO that was embedded in the joint venture agreement. Sounds good, right? Then why did we not do the deal?

At its simplest level we had a misunderstanding relating to time horizons. Specifically, the ROFO was long tailed, more than one year, and the long-dated expiration was essential for us to have enough time to properly (i.e. unrushed) sell a select list of our existing properties and to roll the tax-sensitive proceeds, via a 1031 exchange, into the remainder of the joint venture portfolio. We had underwritten buying the remainder of the portfolio at the cap rate we had negotiated for the first phase of the deal – that was a misunderstanding, and I own that. The private equity partner was willing to honor the same cap rate if we could purchase the remainder relatively quickly, but anything longer than a couple of months would be a new negotiation. Rushing to sell the short list of assets too soon increased the risk of reduced proceeds and, in turn, would jeopardize accretion. The prospect of buying only half and not knowing if we could even buy the remainder of the portfolio sounds a lot like what happened at the student housing REIT all those years ago. The job of management is to maximize value for stockholders while also managing risk – overt optimism be damned.

Given the run up in REIT equity prices and the Fed’s recent surprise move, both parties knew the landscape for real estate was shifting and instead of spending excess legal dollars in an ill-fated attempt to paper over fundamental differences in time horizons, we agreed to end negotiations. I believe we did so amicably. I also believe that next to the owners themselves, there is no one else that knows that portfolio as well as we do. Though I would like to one day figure out a way to buy it, I am not holding my breath, and I don’t think you should either – if it happens, it happens.

Before you ask, our decision to pass on the deal has no bearing on the other battleship associated with an ‘English shore’. That opportunity isn’t dead. That said, we don’t intend to continue the play-by-play announcements as we have in the past. If something materializes from any potential negotiations regarding the other portfolio, then we will let you know only if something gets signed.

I look forward to sharing our solid results for the third quarter on November 6th. Until then, rest assured that we are diligently protecting your dividend and working tirelessly to maximize your investment. For those investors reading this, know this…you own an unapologetic portfolio of high-quality industrial manufacturing properties where hard-working Americans make durable, essential products of value for our nation’s infrastructure. Made in the USA goods that can’t be found on the shelves of dollar stores or shopping malls and won’t be left forgotten in a self-storage unit.

Grit, grind, get it done!” Aaron Halfacre, CEO of Modiv Industrial.

About Modiv Industrial

Modiv Industrial, Inc. is an internally managed REIT that is focused on single-tenant net-lease industrial manufacturing real estate. The Company actively acquires critical industrial manufacturing properties with long-term leases to tenants that fuel the national economy and strengthen the nation’s supply chains. For more information, please visit: www.modiv.com.

Forward-looking Statements

Certain statements contained in this press release, other than historical facts, may be considered forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements regarding our plans, strategies and prospects, both business and financial. Such forward-looking statements are subject to various risks and uncertainties, including but not limited to those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 7, 2024. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in the Company’s other filings with the SEC. Any forward-looking statements herein speak only as of the time when made and are based on information available to the Company as of such date and are qualified in their entirety by this cautionary statement. The Company assumes no obligation to revise or update any such statement now or in the future, unless required by law.

Inquiries:
management@modiv.com

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